                                  EXHIBIT (11)

                           DAYTON HUDSON CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                      (IN MILLIONS, EXCEPT PER-SHARE DATA)



                                                                                       Year Ended
                                                               ------------------------------------------------------------
                                                               January 29, 1994      January 30, 1993      February 1, 1992
                                                               ----------------      ----------------      ----------------
Primary Computation                                            Earnings  Shares      Earnings  Shares      Earnings  Shares
- -------------------                                            --------  ------      --------  ------      --------  ------
Net Earnings                                                   $ 375                 $ 383                 $ 301
Less: Dividend requirements on ESOP preferred shares a/          (17)                  (24)                  (25)
                                                               -----                 -----                 -----
Adjusted net earnings                                          $ 358                 $ 359                 $ 276
                                                               =====                 =====                 =====

Average common shares outstanding                                        71.5                  71.3                  71.2

Average number of common share equivalents:
  Stock options                                                           0.1                   0.2                   0.2
  Performance shares                                                      0.2                   0.1                   0.1
                                                                        -----                 -----                 -----
Adjusted common equivalent shares outstanding-primary                    71.8                  71.6                  71.5
                                                                        =====                 =====                 =====

PRIMARY EARNINGS PER SHARE                                     $4.99                 $5.02                 $3.86
                                                               =====                 =====                 =====

Fully Diluted Computation
- -------------------------

Net Earnings                                                   $ 375                 $ 383                 $ 301
Less: Earnings impact of ESOP preferred share conversion a/      (12)                  (17)                  (19)
                                                               -----                 -----                 -----
Adjusted net earnings                                          $ 363                 $ 366                 $ 282
                                                               =====                 =====                 =====

Average common and common equivalent shares-primary                      71.8                  71.6                  71.5
Assumed conversion of ESOP preferred shares                               4.3                   4.3                   4.4
                                                                        -----                 -----                 -----
Adjusted common equivalent shares outstanding-fully diluted              76.1                  75.9                  75.9
                                                                        =====                 =====                 =====

FULLY DILUTED EARNINGS PER SHARE                               $4.77                 $4.82                 $3.72
                                                               =====                 =====                 =====

a/ At the beginning of 1993, with the adoption of Statement of Financial Accounting Standard No.109, "Accounting for Income Taxes", the tax benefit to the Corporation for dividends paid on ESOP preferred stock was limited to allocated shares of ESOP preferred stock. Average allocated ESOP preferred shares outstanding were 1.6 million for the year ended January 29, 1994.